                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                          BALL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                BALL CORPORATION
                  345 SOUTH HIGH STREET, MUNCIE, INDIANA 47305
                                 -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, APRIL 26, 1995
                                 -------------

    The Annual Meeting of Shareholders of Ball Corporation will be held at the Horizon Convention Center, 401 South High Street, Muncie, Indiana, on Wednesday, April 26, 1995, at 9:00 a.m. (EST) for the following purposes:

    1. To elect three directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 1998;

    2. To ratify the appointment of the firm of Price Waterhouse as independent public accountants for 1995;

    3.  To transact any other business as properly may come before the meeting.

    Only holders of Common Stock of record at the close of business March 1, 1995, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    A Proxy Statement appears on the following pages. A copy of the Annual Report for 1994 is being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

                        By Order of the Board of Directors

                                                           George A. Sissel
                                                          CORPORATE SECRETARY

March 20, 1995
Muncie, Indiana

                             YOUR VOTE IS IMPORTANT.
      YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY YOUR PROXY IN THE ENCLOSED ENVELOPE.
                           __________________________
    IT WILL HELP US IN PLANNING THE ANNUAL MEETING IF YOU WILL FILL OUT AND MAIL THE ENCLOSED CARD IF YOU PLAN TO ATTEND. CHECK-IN BEGINS AT 8:00 A.M., AND THE MEETING WILL START PROMPTLY AT 9:00 A.M.

                                BALL CORPORATION
                  345 SOUTH HIGH STREET, MUNCIE, INDIANA 47305

                                 -------------

                                PROXY STATEMENT
                                 MARCH 20, 1995

                                 -------------

                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, APRIL 26, 1995

                                 -------------

To Shareholders of Ball Corporation:

    This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of Ball Corporation of proxies to be voted at the Annual Meeting of Shareholders to be held April 26, 1995, for the purposes stated in the accompanying notice of the meeting.

    A shareholder of the Corporation who has executed and returned a proxy may revoke it at any time before it is voted, but only by executing and returning to the Corporate Secretary at 345 South High Street, Muncie, IN 47305, a proxy bearing a later date, by giving written notice of revocation to the Corporate Secretary, or by attending the meeting and voting in person. Attendance at the meeting does not, by itself, revoke a proxy.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    At the close of business on March 1, 1995, there were outstanding and entitled to vote 30,131,676 shares of Common Stock (including the associated preferred stock purchase rights under the Rights Agreement dated as of July 22, 1986, between the Corporation and The First National Bank of Chicago). Each share of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors. The
Corporation-related descendants of the five founding Ball brothers, the Corporation's directors, and its officers and employees (active and retired) currently own approximately 29 percent of the outstanding Common Stock of Ball Corporation, which represents approximately 27 percent of the total share vote. Voting Preferred Stock issued pursuant to the Corporation's Employee Stock Ownership Plan, adopted in May 1989, totals approximately 7 percent additional share votes. This results in a total holding by Corporation-related interests of approximately 34 percent of the total share vote.

    So far as is known to the Board of Directors, the following table indicates the only beneficial owners of more than 5 percent of the Corporation's outstanding Common Stock as of March 1, 1995:

  TITLE OF    NAME OF
   CLASS      BENEFICIAL OWNER        SHARES BENEFICIALLY OWNED    PERCENT OF CLASS
- ------------  ----------------------  --------------------------  -------------------
   Common     Brinson Partners,               2,445,300                      8.12
              Inc.,                        (Full voting and
              and Brinson Trust           dispositive power)
              Company
              209 South LaSalle
              Street
              Chicago, IL 60604-1295
              (As an investment
              advisor for client
              accounts)

    The following table lists the beneficial ownership, as of the close of business on March 1, 1995, of Common Stock of the Corporation, of director nominees, continuing directors, the Chief Executive Officers who served at any time during the year and the four other most highly compensated executive officers and, as a group, of such persons and other executive officers. Unless otherwise noted, the beneficial owner has sole voting and investment power.

  TITLE OF    NAME OF                    SHARES BENEFICIALLY
   CLASS      BENEFICIAL OWNER                 OWNED(1)            PERCENT OF CLASS
- ------------  ----------------------  --------------------------  -------------------
   Common     Frank A. Bracken                  502,844(2)                   1.67
   Common     Delmont A. Davis                   32,030(3)                    .11
   Common     Howard M. Dean                      3,000                       .01
   Common     Duane E. Emerson                   65,509(4)                    .22
   Common     John T. Hackett                     2,000                       .01
   Common     Donovan B. Hicks                   55,016(5)                    .18
   Common     John F. Lehman                      4,000                       .01
   Common     William A. Lincoln                 35,159(6)                    .12
   Common     Jan Nicholson                       3,000                       .01
   Common     Alvin Owsley                      530,071(7)                   1.76
   Common     David B. Sheldon                   33,458(8)                    .11
   Common     George A. Sissel                   56,302(9)                    .19
   Common     W. Thomas Stephens                  2,000                       .01
   Common     William P. Stiritz                  3,000                       .01
   Common     All of the above                1,436,455                      4.76
                and present
                executive
                officers as a group
                (21)

(Footnotes)
1.   Full voting and dispositive power, unless otherwise noted.
2. Includes 249,348 shares held in trust for another family member for which Mr. Bracken, as co-trustee, has sole voting and shared investment power.
3. Includes 10,000 shares which Mr. Davis may acquire during the next 60 days under a stock option plan.
4. Includes 38,638 shares which Mr. Emerson may acquire during the next 60 days under a stock option plan.
5. Includes 33,676 shares which Mr. Hicks may acquire during the next 60 days under a stock option plan.
6. Includes 31,052 shares which Mr. Lincoln may acquire during the next 60 days under a stock option plan.
7. Includes 104,860 shares owned by a private foundation charitable trust for which Mr. Owsley shares voting and investment power with other trustees but for which Mr. Owsley disclaims any beneficial ownership; 6,328 shares held in trust for Mr. Owsley for which he shares voting and investment power with another trustee; 106,600 shares held in various trusts for others for which he shares voting and investment power with another trustee; and 54,623 shares held in trust for others for which he, as trustee, has sole voting and investment power. Mr. Owsley has a remote contingent interest in the shares held in trust for the benefit of others, other than those held by the private foundation charitable trust. Also includes 50,000 shares owned by a private corporation of which Mr. Owsley is a director and officer, as to which he disclaims any beneficial interest.
8. Includes 27,549 shares which Mr. Sheldon may acquire during the next 60 days under a stock option plan.
9. Includes 35,720 shares which Mr. Sissel may acquire during the next 60 days under a stock option plan.

                             ELECTION OF DIRECTORS

    At their 1985 Annual Meeting, the shareholders adopted the Amended Articles of Incorporation of Ball Corporation, dividing the Board into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. On April 26, 1995, three persons are to be elected to serve as directors until 1998, or, in each case until his respective successor is elected and qualified. Unless otherwise instructed on the proxy card, the persons named in the accompanying proxy intend to vote for nominees Frank A. Bracken, John F. Lehman and George A. Sissel to hold office as directors of the Corporation until the 1998 Annual Meeting of Shareholders, or, in each case until his respective successor is elected and qualified. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. If, for any reason, any of the nominees becomes unavailable for election, the shares represented by proxies will be voted for any substitute nominee or nominees designated by the Board of Directors. The Board has no reason to believe that any of the nominees will be unable to serve.

    Delbert C. Staley, who has served as a director since 1977, has reached the retirement age of 70 for directors and is, therefore, ineligible to stand for reelection. All directors in Classes II and III, whose terms have not expired, and John F. Lehman, one of the director nominees for Class I, were previously elected by the shareholders. The other nominees for Class I, Frank A. Bracken and George A. Sissel, have not been elected by the shareholders. Mr. Sissel was elected by the Board of Directors to serve as a director beginning January 24, 1995, and to stand for reelection as a director in Class I by the shareholders on April 26, 1995. Mr. Bracken was nominated as a director in Class I to stand for election by the shareholders on April 26, 1995.

    In accordance with Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker non-votes are considered neither votes "for" nor "against." Proxies may not be voted for a greater number of persons than the three nominees named.

    Set forth for each director nominee in Class I and for each continuing director in Classes II and III are his principal occupation and employment during the past five years, the period during which he has served as a director and certain other information.

                   DIRECTOR NOMINEES AND CONTINUING DIRECTORS

TO BE ELECTED FOR A TERM OF THREE YEARS UNTIL THE 1998 ANNUAL MEETING (CLASS I)

        [PHOTO]

                          Of  Counsel, Bingham Summers Welsh &  Mr. Bracken is  a director of  First
                          Spilman, Attorneys at Law,            Merchants Corporation, Muncie,
                          Indianapolis,  Indiana,  since  June  Indiana.
                          1994;   Deputy    Secretary,    U.S.
                          Department  of the Interior, 1989 to  Mr. Bracken  is  a first  cousin  to
                          1993;   Chairman   of   the   Board,  Alvin Owsley, Chairman of the  Board
                          Ball-InCon  Glass  Packaging  Corp.,  of Ball Corporation.
                          1987  to  1989.  Various   corporate
                          positions, 1972 to 1987. Age 60.
    FRANK A. BRACKEN

        [PHOTO]

                          Chairman of the Board, Sperry Marine  Director since 1987. Member, Finance
                          Inc.,   Charlottesville,   Virginia,  and Nominating Committees.
                          since November  1993, and  Chairman,
                          J.  F. Lehman  & Company,  New York,
                          New  York,   since  November   1990;
                          Managing Director, Investment
                          Banking  Division, PaineWebber Inc.,
                          New York, New York, January 1988  to
                          November   1990;  Secretary  of  the
                          Navy,   Washington,    D.C.,    from
                          February 1981 to April 1987. Age 52.
     JOHN F. LEHMAN

        [PHOTO]

                          Acting President and Chief Executive  Director since January 24, 1995.
                          Officer, Ball Corporation, since May
                          1994   and  Senior  Vice  President,
                          Corporate Affairs; Corporate
                          Secretary and General Counsel  since
                          1993;    Senior    Vice   President,
                          Corporate  Secretary   and   General
                          Counsel,    1987   to   1993;   Vice
                          President, Corporate  Secretary  and
                          General   Counsel,  1981   to  1987;
                          various corporate positions, 1970 to
                          1981. Age 58.
    GEORGE A. SISSEL

TO CONTINUE IN OFFICE UNTIL THE 1996 ANNUAL MEETING (CLASSII)

        [PHOTO]

                          Chairman of  the Board  since  April  Director  since 1967. Member, Audit,
                          1991. Retired Senior Partner,  Baker  Executive and Nominating Committees.
                          &  Botts, Attorneys, Houston, Texas.
                          Age 69.                               Mr. Owsley  is  a  first  cousin  of
                                                                Frank  A.  Bracken,  a  nominee  for
                                                                director in Class I.
      ALVIN OWSLEY

        [PHOTO]

                          Chairman,   President   and    Chief  Director    since    1992.   Member,
                          Executive Officer, Manville           Executive,   Finance    and    Human
                          Corporation, Denver, Colorado, since  Resources Committees.
                          June   1990;  President   and  Chief
                          Executive Officer, 1986 to 1990. Age  Mr.  Stephens  is   a  director   of
                          52.                                   Manville Corporation, Denver,
                                                                Colorado,    and   its   subsidiary,
                                                                Riverwood  International,   Atlanta,
                                                                Georgia;  and Public Service Company
                                                                of Colorado, Denver, Colorado.
   W. THOMAS STEPHENS

        [PHOTO]

                          Chairman,   President   and    Chief  Director  since 1983. Member, Audit,
                          Executive  Officer,  Ralston  Purina  Human   Resources   and   Nominating
                          Company, St. Louis, Missouri,  since  Committees.
                          January 1982. Age 60.
                                                                Mr. Stiritz is a director of Ralston
                                                                Purina   Company,   Angelica  Corp.,
                                                                Boatmen's Bancshares, Inc.,  Ralcorp
                                                                Holdings, Inc., Reinsurance Group of
                                                                America,  Inc.  and  May  Department
                                                                Stores  Co.,  all   of  St.   Louis,
                                                                Missouri.
   WILLIAM P. STIRITZ

TO CONTINUE IN OFFICE FOR A TERM OF THREE YEARS UNTIL THE 1997 ANNUAL MEETING (CLASS III)

        [PHOTO]

                          Chairman  of  the  Board  and  Chief  Director since 1984. Member,  Audit,
                          Executive    Officer,   Dean   Foods  Executive  and  Finance  Committees.
                          Company,  Franklin  Park,  Illinois,
                          since January  1989;  President  and  Mr. Dean is a director of Dean Foods
                          Chief  Executive  Officer,  1987  to  Company,  Franklin  Park,  Illinois;
                          1989. Age 57.                         Nalco  Chemical Company, Naperville,
                                                                Illinois;  and  Yellow  Corporation,
                                                                Overland Park, Kansas.
     HOWARD M. DEAN

        [PHOTO]

                          Managing General Partner, CID Equity  Director    since    1994.   Member,
                          Partners,   Indianapolis,   Indiana,  Finance,    Human    Resources   and
                          since  1991;   Vice   President   of  Nominating Committees.
                          Finance  and Administration, Indiana
                          University,  Bloomington,   Indiana,  Mr.  Hackett is a  director of Irwin
                          1989 to  1991.  Prior  to  1989,  he  Financial   Corporation,   Columbus,
                          served as Executive Vice  President,  Indiana;  Meridian  Insurance Group,
                          Chief Financial Officer and Director  Inc.,  Indianapolis,  Indiana;   and
                          of Cummins Engine Company, Columbus,  Wabash  National  Corp.,  Lafayette,
                          Indiana. Age 62.                      Indiana.
    JOHN T. HACKETT

        [PHOTO]

                          Managing Director of Capital Markets  Director since  April 1994.  Member,
                          Assurance  Corporation (CapMAC), New  Audit   and   Finance    Committees.
                          York, New York, since May 1994; Vice
                          President  and Manager  of Northeast  Ms.  Nicholson  is  a  director   of
                          Department for Citicorp Real Estate,  Rubbermaid   Incorporated,  Wooster,
                          New York,  New York,  1990 to  1994.  Ohio.
                          Age 49.
     JAN NICHOLSON

                        CERTAIN COMMITTEES OF THE BOARD

    Among the standing committees of the Board of Directors are the Audit, Nominating and Human Resources Committees.

AUDIT COMMITTEE:
    The duties of the Audit Committee are: (a) recommend for nomination by the Board of Directors the independent certified public accountants who shall conduct the annual audit of the Corporation; (b) provide assistance to the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices, including review by the Committee of accounting policies, financial statements, annual audit procedures and results, and general financial disclosure procedures; (c) maintain, through regularly scheduled meetings as well as informal conferences, a direct line of communication with the independent accountants to provide for exchanges of views and information; and (d) review the continuing effectiveness of the
Corporation's accounting and operating conflicts of interest policies. Current members of the Audit Committee, none of whom are employees of the Corporation, are Messrs. Stiritz (Chairman), Dean, Owsley and Staley and Ms. Nicholson. The Audit Committee met four times during 1994.

NOMINATING COMMITTEE:
    The duties of the Nominating Committee are: (a) develop and maintain a list of qualified candidates to fill vacancies on the Board and aid in attracting qualified candidates to the Board; (b) recommend to the Board candidates to fill any vacancies on the Board; (c) recommend to the Board annually a slate of directors to be elected by the shareholders at the Annual Meeting and recommend to the Board the inclusion of the slate in the Proxy Statement; and (d) recommend the compensation for services as director to be paid to non-management directors. Current members of the Nominating Committee are Messrs. Staley (Chairman), Hackett, Lehman, Owsley and Stiritz. The Nominating Committee met twice during 1994. The Nominating Committee will consider nominees recommended by shareholders. Any such recommendation should be in writing and addressed to the Corporate Secretary, Ball Corporation, 345 South High Street, Muncie, IN 47305.

HUMAN RESOURCES COMMITTEE:
    The duties of the Human Resources Committee are: (a) approve the salaries of all elected corporate officers and other employees of the Corporation, as the Board of Directors may determine and direct from time to time; (b) approve the Corporation's schedule of salary ranges and grades for all salaried employees;
(c) approve the Corporation's schedule for approval signatures to be required for salary and employee status changes; (d) approve the Corporation's incentive compensation program, including its design, participation basis and participation rates, as they apply to all elected corporate officers and other employees of the Corporation as the Board of Directors may determine and direct from time to time; (e) approve major salaried benefit plans, changes, plan additions, terminations, and discontinuations; (f) direct the administration of the Corporation's various stock option plans, and stock appreciation rights plans, the restricted stock plans, and deferred compensation plans, in accordance with such plans; (g) designate from time to time those officers and other key employees of the Corporation and its subsidiaries to whom option and/or restricted stock awards are to be granted and approve the number of shares to be optioned and/or granted from time to time to any individual; and
(h) perform such other functions with respect to employee compensation as may be requested by the Board of Directors. Current members of the Human Resources Committee are Messrs. Stephens (Chairman), Hackett, Staley and Stiritz. The Human Resources Committee met four times during 1994.

                                 BOARD MEETINGS

    The Board of Directors held eight meetings during 1994. No director attended less than 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served, except Mr. Staley, who attended five of the eight Board meetings and eight of eleven meetings of committees on which he served.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the April 23, 1996, Annual Meeting must be in writing and received by the Corporate Secretary at the Corporation's principal executive offices, 345 South High Street, Muncie, IN
47305, by November 21, 1995, for inclusion in the Corporation's 1996 Proxy Statement.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Corporation by the Chief Executive Officer and each of the next four most highly compensated executive officers of the Corporation (the Named Executive Officers):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION(1)         ----------------------------------
                                     -----------------------------------                   TOTAL SHARES FROM
                                                           OTHER ANNUAL     RESTRICTED       OTHER OPTION        ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY    BONUS(1)   COMPENSATION    STOCK AWARDS         GRANTS        COMPENSATION(2)
- -----------------------------  ----  ---------  ---------  -------------  ---------------  -----------------  ---------------
George A. Sissel               1994  $ 258,000(4) $ 408,070(5)                                    23,000        $  55,279
  Acting President and Chief   1993    172,000     34,658                                          5,000           33,932
  Executive Officer(3)         1992    160,000    125,568                                          5,000           28,639
William A. Lincoln             1994    218,000    307,009                                          8,000           73,218
  Executive Vice President,    1993    218,000    160,900                                          5,000           12,076
  Metal Container Operations   1992    201,250    178,671                                          5,000           29,635
Donovan B. Hicks               1994    195,000    296,966                                          8,000           51,901
  Group Vice President         1993    187,500     11,625                                          5,000           23,937
  (President, Aerospace and    1992    180,000    150,109                                          4,000           20,505
   Communications Group)
David B. Sheldon               1994    181,500    277,350                                          8,000           47,836
  Group Vice President         1993    181,500    132,026                                          5,000            7,505
  (President, Metal Beverage   1992    167,500    165,639                                          5,000            5,355
   Container Group)
Duane E. Emerson               1994    168,500    237,122                    $ 131,875             8,000           39,507
  Senior Vice President,       1993    168,500     33,953                                          5,000           20,331
  Administration               1992    145,000    113,796                                          5,000           17,011
* * * * *
Delmont A. Davis               1994    295,384    415,680                                                         986,704
  Former President and         1993    480,000     96,720                                         10,000           30,550
  Chief Executive Officer(6)   1992    450,000    382,590    $  89,018                            10,000           21,675

- ------------------------------
(1) As noted in the Report of the Human Resources Committee, Ball Corporation uses the term incentive compensation rather than bonus. Also noted in the Report of the Human Resources Committee is the performance level of the Corporation and each of the operating groups in relation to incentive targets and the resulting impact on the "bonus" amounts shown above.

(2) The amounts shown in the All Other Compensation column for 1994 consist of the following:
     Mr. Sissel -- above-market interest on deferred compensation account $33,799; life insurance premiums, $360; company contribution to Employee Stock Ownership Plan, $1,000; Supplemental Long-Term Disability premium, $2,114; compensation attributable to the split-dollar life insurance program, $18,006.
     Mr. Lincoln -- above-market interest on deferred compensation account, $7,682; life insurance premiums, $262; company contribution to Employee Stock Ownership Plan, $1,000; Supplemental Long-Term Disability premium, $2,300; compensation attributable to the split-dollar life insurance program, $61,974.
     Mr. Hicks -- above-market interest on deferred compensation account, $22,320; life insurance premiums, $360; company contribution to Employee Stock Ownership Plan, $1,000; Supplemental Long-Term Disability premium, $2,300; compensation attributable to the split-dollar life insurance program, $25,921.
     Mr. Sheldon -- above-market interest on deferred compensation account, $5,068; life insurance premiums, $218; company contribution to Employee Stock Ownership Plan, $1,000; Supplemental Long-Term Disability premium, $2,294; compensation attributable to the split-dollar life insurance program, $39,256.
     Mr. Emerson -- above-market interest on deferred compensation account, $18,509; life insurance premiums, $360; company contribution to Employee Stock Ownership Plan, $1,000; Supplemental Long-Term Disability premium, $2,047; compensation attributable to the split-dollar life insurance program, $17,591.
     Mr. Davis -- above-market interest on deferred compensation account, $31,414; life insurance premiums, $360; company contribution to Employee Stock Purchase Plan, $415; company contribution to Employee Stock Owner-ship Plan, $1,000; Supplemental Long-Term Disability premium, $1,150; compensation attributable to the split-dollar life insurance program, $55,678; lump sum severance payment in accordance with retirement agreement,


                                       7

     $580,000; biweekly severance payments in accordance with retirement agreement, $300,000; relocation expenses paid under the Corporation's Standard Relocation Policy, $10,467; miscellaneous items associated with retirement agreement, $6,220.

(3) Mr. Sissel -- was elected Acting President and Chief Executive Officer, effective May 11, 1994, and continues to serve as Senior Vice President, Corporate Affairs; Corporate Secretary and General Counsel.

(4)  Mr. Sissel -- included in salary is $86,000 received for the performance of
     additional  responsibilities  as  Acting  President  and  Chief   Executive
     Officer.

(5)  Mr.  Sissel -- included in bonus is $45,000 received for the performance of
     additional  responsibilities  as  Acting  President  and  Chief   Executive
     Officer.

(6) Mr. Davis -- held the position of President and Chief Executive Officer until May 11, 1994, and retired on June 17, 1994.

LONG-TERM INCENTIVE COMPENSATION

STOCK OPTION GRANTS AND EXERCISES

    The following tables present certain information for the Named Executive Officers relating to stock option grants and exercises during 1994 and, in addition, information relating to the valuation of unexercised stock options:

                          STOCK OPTION GRANTS IN 1994

                                              PERCENTAGE OF
                                              TOTAL OPTIONS
                                               GRANTED TO                                    GRANT DATE
                                  OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION       PRESENT
NAME                            GRANTED(1)     FISCAL 1994     (PER SHARE)       DATE         VALUE(2)
- -----------------------------  -------------  -------------  ---------------  -----------  ---------------
George A. Sissel.............        8,000         2.67         $   26.375      04/25/04      $  83,200
                                    15,000         5.00             26.375      07/25/04        160,238
William A. Lincoln...........        8,000         2.67             26.375      04/25/04         83,200
Donovan B. Hicks.............        8,000         2.67             26.375      04/25/04         83,200
David B. Sheldon.............        8,000         2.67             26.375      04/25/04         83,200
Duane E. Emerson.............        8,000         2.67             26.375      04/25/04         83,200
* * * * *
Delmont A. Davis                       -0-          -0-               -0-            -0-            -0-

- ------------------------
(1) Options were granted April 25, 1994, and July 25, 1994, and are exercisable beginning one year after grant and each year thereafter in 25 percent increments.

(2) Options granted April 25, 1994, are estimated at a value of $10.40 per share, and the option granted July 25, 1994, is estimated at a value of $10.6825 per share, based on the Black-Scholes option pricing model adapted for use in valuing executive stock options, using volatility and dividend yield data over the latest three years. For the April 25 grants, the estimated value under the Black-Scholes model is based on assumptions of volatility of 0.2549 (monthly closing prices over three years) and a risk-free rate of return of 7.11 percent. For the July 25 grant, the estimated value under that model is based on assumptions of volatility of
     0.2550 (monthly closing prices over three years) and a risk-free rate of return of 7.49 percent. Estimated values for both grant dates are based also on assumptions of a dividend yield of 2.20 percent, an option term of ten years and no adjustment for nontransferability or risk of forfeiture. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

                   AGGREGATED STOCK OPTION EXERCISES IN 1994
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                     VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS/ SARS
                                                        OPTIONS/SARS HELD AT                  AT
                                                         DECEMBER 31, 1994           DECEMBER 31, 1994(1)
                     SHARES ACQUIRED      VALUE     ----------------------------  --------------------------
NAME                   ON EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
- ------------------  -----------------  -----------  -----------  ---------------  -----------  -------------
George A.
 Sissel...........          4,668       $  42,479       29,844         30,834      $ 185,106     $ 132,409
William A.
 Lincoln..........            -0-             -0-       24,885         16,125        147,482        57,599
Donovan B. Hicks..            -0-             -0-       28,092         15,251        187,568        54,280
David B.
 Sheldon..........            -0-             -0-       22,257         15,251        131,380        51,401
Duane E. Emerson..            400           2,940       33,529         15,834        214,959        55,534
* * * * *
Delmont A. Davis..            -0-             -0-      117,379            -0-        693,782           -0-

- ------------------------

(1) Based on the closing price on the New York Stock Exchange -- Composite Transactions of the Corporation's Common Stock on December 30, 1994, of $31.50.

LONG-TERM CASH INCENTIVE

    The following table presents information for the Named Executive Officers concerning the Long-Term Cash Incentive Plan and, in addition, information relating to the estimated future payouts.

                LONG-TERM CASH INCENTIVE PLAN -- AWARDS IN 1994

                                                                                   ESTIMATED FUTURE PAYOUTS(2)
                                 NUMBER OF       PERFORMANCE PERIOD  --------------------------------------------------------
NAME                             UNITS(1)         UNTIL MATURATION    THRESHOLD               TARGET                MAXIMUM
- --------------------------  -------------------  ------------------  -----------  ------------------------------  -----------
George A. Sissel..........               0        8/1/94 - 12/31/95   $  60,591             $  124,747             $ 249,494
                                         0        8/1/94 - 12/31/96      57,529                118,442               236,885
William A. Lincoln........               0        8/1/94 - 12/31/95      63,307                130,338               260,676
                                                  8/1/94 - 12/31/96      65,008                133,839               267,679
Donovan B. Hicks..........               0        8/1/94 - 12/31/95      56,628                116,587               233,174
                                         0        8/1/94 - 12/31/96      58,149                119,719               239,438
David B. Sheldon..........               0        8/1/94 - 12/31/95      52,708                108,516               217,032
                                         0        8/1/94 - 12/31/96      54,124                111,431               222,862
Duane E. Emerson..........               0        8/1/94 - 12/31/95      48,932                100,743               201,486
                                         0        8/1/94 - 12/31/96      50,247                103,449               206,898

- ------------------------

(1) Participants are not awarded a number of units. Rather, awards are expressed as a percentage of average annual salary and "bonus" at target during the performance period.

(2) Estimated future payouts ("earned awards") are based upon the achievement of total return performance, i.e., stock price appreciation plus dividends, relative to targets predetermined by the Human Resources Committee of the Board of Directors. Because future payouts are based on base salary plus target "bonus" over the performance periods, the amount of the target award opportunity is not presently determinable. However, an estimate is provided assuming base salary is increased 5 percent per year and target incentive rates remain the same. The target amount will be earned if 100 percent of targeted total return is achieved. The threshold amount will be earned if two-thirds of the targeted total return is achieved and the maximum award amount will be earned if total return exceeds target by two-thirds or more. The award opportunities expressed as a percentage of base salary plus target "bonus" are 17 percent at the threshold, 35 percent at target, and 70 percent at maximum. There would be no payout if stock performance is less than the threshold amount.

RETIREMENT PLANS

    The following table, for purposes of illustration, indicates the amounts of annual retirement income which would be payable in 1995, to the Named Executive Officers at normal retirement age 65. The calculation of retirement benefits under the plans generally is based upon average earnings for the highest five consecutive years of the ten years preceding retirement.

                               PENSION PLAN TABLE

                                           YEARS OF SERVICE
                         -----------------------------------------------------
AVERAGE ANNUAL EARNINGS     15         20         25         30         35
- -----------------------  ---------  ---------  ---------  ---------  ---------
       $ 100,000         $  20,677  $  27,569  $  34,461  $  41,353  $  48,245
         150,000            31,927     42,569     53,211     63,853     74,495
         200,000            43,177     57,569     71,961     86,353    100,745
         250,000            54,427     72,569     90,711    108,853    126,995
         300,000            65,677     87,569    109,461    131,353    153,245
         350,000            76,927    102,569    128,211    153,853    179,495
         400,000            88,177    117,569    146,961    176,353    205,745
         450,000            99,427    132,569    165,711    198,853    231,995
         500,000           110,677    147,569    184,461    221,353    258,245

    The Corporation's qualified salaried retirement plans provide defined benefits determined by base salary and years of service. The Corporation has also adopted a nonqualified supplemental executive retirement plan which provides benefits otherwise not payable under the qualified pension plan to the extent that the Internal Revenue Code limits the pension to which an executive would be entitled under the qualified pension plan. The benefit amounts shown in the above table reflect the amount payable as a straight life annuity and include amounts payable under the supplemental retirement plan. Certain key employees, including the Named Executive Officers, participate in a split-dollar life insurance plan and supplemental retirement benefits cease thirty days following the termination of the Corporation's interest in the participant's split-dollar policy.

    Average Annual Earnings used under the pension formula to calculate benefits, together with years of benefit service, as of December 31, 1994, for the Named Executive Officers are: George A. Sissel, $158,312.80 (24.33 years); William A. Lincoln, $184,274.04 (24.00 years); Donovan B. Hicks, $179,047.04
(33.25 years); David B. Sheldon, $157,712.32 (24.00 years); Duane E. Emerson, $148,443.11 (21.33 years); and Delmont A. Davis, $414,057.66 (24 years).

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    The Corporation has established a revocable, funded grantor trust, which, in the event a change in control of the Corporation occurs, would become irrevocable with funds thereunder to be available to apply to the Corporation's obligations under two of its deferred compensation plans. Those plans cover key employees, including Messrs. Sissel, Lincoln, Hicks, Sheldon, and Emerson. Under the trust, "change in control" can occur by virtue, in general terms, of an acquisition by any person of 40 percent or more of the Corporation's voting shares; a merger in which shareholders of the Corporation before the merger own less than 60 percent of the Corporation's Common Stock after the merger; shareholder approval of a plan to sell or dispose of substantially all of the assets of the Corporation; a change of a majority of the Corporation's Board of Directors within a 12-month period unless approved by two-thirds of the directors in office at the beginning of such period; a threatened change in control, deemed to exist if there is an agreement or public announcement of a change in control; and by the adoption by the Board of Directors of a resolution to the effect that a change in control has occurred for purposes of the trust. The trust is funded with the cash values of company-owned life insurance policies on the lives of various employees, including participants in the plans. Approximately $94 million of cash value under the policies would be available currently to cover the approximately $37 million of current deferred compensation account balances of the beneficiaries of the trust. If the funds set aside in the trust would be insufficient to pay amounts due the beneficiaries, then the Corporation would remain obligated to pay those amounts. In the event of the insolvency of the Corporation, the funds in the trust would be available to satisfy the claims of the creditors of the Corporation. The trust was not established in response to any effort to acquire control of the Corporation, and the Board is not aware of any such effort.

    The Corporation has change in control severance agreements with certain key employees, including Messrs. Sissel, Lincoln, Hicks, Sheldon, and Emerson. The agreements are effective on a year-to-year basis and would provide severance benefits in the event of both a change in control of the Corporation and an actual or constructive termination of employment within two years after a change in control. Under the agreements, a "change in control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares; a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger; shareholder approval of a plan of liquidation or to sell or dispose of substantially all of the assets of the Corporation; and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board of Directors. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include two times current annual base salary and target incentive compensation, the bargain element value of then outstanding stock options, the present value of the amount by which pension payments would have been larger had the executive accumulated two additional years of benefit service; two years of life, disability, accident and health benefits; outplacement services; and legal fees and expenses reasonably incurred in enforcing the agreements. Such benefits, together with other benefits paid because of a change in control, may not exceed 2.99 times the executive's "base amount" as defined in Section 280G of the Internal Revenue Code. The agreements were not entered into in response to any effort to acquire control of the Corporation, and the Board is not aware of any such effort.

    The Corporation has severance benefit agreements with certain key employees, including Messrs. Sissel, Lincoln, Hicks, Sheldon, and Emerson. After an initial three-year term, the agreements are effective on a year-to-year basis and would provide severance benefits in the event of an actual or constructive termination of employment. (Mr. Hicks' agreement is for a fixed term of two years and provides for payment of a retention bonus at the expiration of the two-year term provided he is employed by the Corporation or a successor owner of the aerospace business, or in the event of actual or constructive termination prior to expiration of the agreement.) "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in duties, compensation or benefits, unless agreed to by the executive. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include two times current annual base salary and target incentive compensation, the bargain element value of then outstanding stock options, the present value of the amount by which pension payments would have been larger had the executive accumulated two additional years of benefit service; two years of life, disability, accident and health benefits; outplacement services; and legal fees and expenses reasonably incurred in enforcing the agreements. Upon the occurrence of a change in control as defined in the change in control severance agreements, the executive is entitled to the greater of the benefit provided in this agreement and the benefit provided in the change in control severance agreement. Such benefits, together with other benefits paid because of a change in control, may not exceed 2.99 times the executive's "base amount" as defined in Section 280G of the Internal Revenue Code.

    The Corporation entered into a retirement agreement with Mr. Davis on June 17, 1994, which provides for certain severance compensation and benefits in addition to those to which he is entitled as a retiree of the Corporation.
Severance compensation under the agreement comprises a lump-sum payment of $580,000 plus annual amounts of $600,000 for each twelve-month period from June 17, 1994, to the third anniversary thereof to be paid in equal biweekly installments. Vesting of the Ball Corporation stock options held by Mr. Davis which were not exercisable on the date of retirement was accelerated and such options became fully exercisable as of that date. Benefits in addition to those normally provided to early retirees include payments representing the excess of retirement benefits calculated as if he had continued to be employed for the three-year period following June 17, 1994, over those actually payable from the Corporation's pension plan for salaried employees and the supplemental executive retirement plan. Premiums for the Corporation's retiree medical program will also be paid on his behalf for the three-year period ending June 17, 1997. The Corporation paid market value for his residence and paid relocation expenses for his return to Colorado. Mr. Davis agreed that during the three-year period following June 17, 1994, he would not be employed with or act as a consultant for any competitive businesses. Mr. Davis is further entitled to receive benefits pursuant to plans of the Corporation not otherwise addressed in the agreement to the extent retirees of the Corporation are entitled to such benefits in the ordinary course of business.

DIRECTORS' COMPENSATION

    Directors who are not employees of the Corporation receive as compensation an annual retainer of $22,000. The Chairman of the Board receives an additional annual retainer of $100,000. Nonemployee directors receive a fee of $1,000 for attending each Board meeting; a fee of $750 for attending one or more committee meetings held on any one day; a fee of $250 per month for serving as chairman of a Board committee; and a per diem allowance of $500 for special assignments. In addition, nonemployee members of the Executive Committee receive a fee of $1,000 for attending each committee meeting. Directors who are also employees of the Corporation receive no additional compensation for their service on the Board or on any Board committee.

    Under the Ball Corporation 1986 Deferred Compensation Plan for Directors, nonemployee directors may elect to defer the payment of all or a portion of their directors' fees, including the annual retainer and the board and committee meeting fees. Interest is credited annually to the accounts at a rate equal to the annual average composite yield on Moody's Seasonal Corporate Bond Yield Index plus five percent. The fees, together with credited interest, may be deferred until no later than the year following the year of retirement as a director and may be distributed over a period not to exceed fifteen (15) years, both as selected by the director. In order to provide for its liabilities under the Plan, the Corporation purchased insurance on lives of participating directors.

    The 1991 Restricted Stock Plan for Nonemployee Directors of Ball Corporation authorizes the award of Common Stock of the Corporation to directors who, at the time of grant, are not employees of the Corporation or any of its subsidiaries. Mr. Hackett and Ms. Nicholson received 1,000-share awards each upon election as directors on January 26 and April 26, 1994, respectively, and Mr. Dean received a 1,000-share award upon re-election as a director on April 26, 1994. All participants will receive additional 1,000-share awards each upon re-election for three-year terms. Newly eligible participants will receive 1,000-share awards each when they are elected or appointed for initial terms and upon re-election for three-year terms. The restrictions against disposal of the shares will lapse upon the termination of the director's service to the Corporation as a director, for whatever reason other than voluntary resignation, in which case the restriction will not lapse and the director will forfeit the shares. For federal income tax purposes, the value of the shares will be taxable to the recipient as compensation income in an amount equal to the fair market value of the Common Stock on the date the restrictions lapse.

    The Corporation has a Retirement Plan for Nonemployee Directors of Ball Corporation, under which a retiring director who is not and has not been an employee of the Corporation will be eligible for benefits under the Plan if he has attained the age of 65 and has five or more full years of service as a director. The amount of annual retirement income will be a percentage of the annual retainer being paid to the director in effect at the time of his retirement from the Board. A retiring director with the minimum of five years of service will receive 50 percent of the annual retainer. For each additional year of service, the retired director will receive an additional 10 percent of the annual retainer, up to a maximum total annual retirement benefit income equal to 100 percent of the annual retainer. The annual retirement benefit will be paid for up to the same number of years as those served on the Board, but will be discontinued upon and not payable after the death of the retired director.

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

OVERALL POLICY

    The Human Resources Committee (the "Committee") of the Board of Directors oversees the administration of executive compensation programs and determines the compensation of the executive officers of Ball Corporation. The Committee is composed solely of independent, nonemployee directors and employs a compensation consulting firm to advise and provide input in the course of its deliberations.

    Total compensation of executive officers of the Corporation, including the Chief Executive Officer, is determined after reviewing the executive's performance and the pay of similarly situated executives at other manufacturing firms of similar size (based upon total employment and sales), capital structure, customer base, market orientation and employee demographics. Companies chosen for this comparison are the same as those included in the peer group for purposes of the performance graph, except that such information was not available for two of the peer group companies.

ANNUAL COMPENSATION

    The Committee generally intends that target total annual compensation, defined as the sum of base salary and incentive compensation at target, for each of the Corporation's executive officers will approximate the 50th percentile of what comparable companies are paying. The target total annual compensation level within that range for each executive, other than the Chief Executive Officer, is determined based on recommendation from the Chief Executive Officer, together with the Committee's consideration of the executive's responsibilities, individual performance and the performance of the executive's area of responsibility. The Chief Executive Officer's target total annual compensation is similarly determined in relation to the market percentile range above, the Committee's assessment of individual performance and the financial performance of the Corporation. For the purpose of determination of target total annual compensation, the evaluation of each executive's performance, including the Chief Executive Officer, is largely subjective and no specific weighting is assigned to any particular factor. Target total annual compensation for each of the executives named in the accompanying Executive Compensation Summary, including the Chief Executive Officer, was within the established percentile range.

    After the Committee has established the appropriate target total annual compensation for an executive, base salary is determined by dividing target total annual compensation by the sum of one plus the executive's incentive compensation participation rate. When target performance as defined in the EVA Incentive Compensation Plan (the "EVA Plan"), discussed below, is attained, the executive will be paid a total annual compensation which equals that established by the Committee as appropriate for his performance and when compared to similarly situated executives at other companies. Incentive compensation participation rates for executives, including the Chief Executive Officer, are set by organizational level; for example, all senior executive officers, including the Chief Executive Officer, participate at the same rate, while other officers participate at lower rates and other key employees at lower rates yet. The Committee intends that a larger percentage of an executive's target total annual compensation be at risk, when compared with compensation survey data. Such data is analyzed to determine the levels of incentive participation and target total compensation. If the survey data indicates a target incentive compensation rate of 50 to 60 percent, for example, Ball Corporation could be expected to use a rate of 65 percent, thereby causing target total annual compensation to be composed of a lower base salary and a higher at-risk incentive compensation.

    Base salary is referred to as "salary" in the Summary Compensation Table and incentive compensation actually earned by an executive officer is reported under the heading "Bonus." Actual incentive compensation earned is not, in part or in total, discretionary, but instead is driven by the Economic Value Added (EVA) targets approved by the Committee at the beginning of the year. The EVA targets are calculated taking into account historical performance, the company's cost of capital and the capital investment of each business unit. The resulting targets are set at levels requiring improvement in EVA each year. The EVA Plan applies to all officers and other key employees.

    The EVA Plan awards incentive compensation to executives based upon actual performance of the Corporation, or in certain cases the actual performance of the profit center for which the executive is responsible, in achieving improvements in EVA relative to the established EVA targets. Improvement in EVA occurs when the ratio of net operating profit after tax to capital employed in the business increases over time. It establishes a direct link between incentive compensation and return earned on capital relative to a specified target return. EVA was selected as the measure for the Corporation's incentive plan in the belief that it correlates closely management's incentive with shareholder total return.

    If actual performance for the year is higher than the target performance level, then the actual incentive compensation for such year will be higher than target. Whenever actual performance falls below the target performance level, the executive will receive incentive compensation less than target. If performance falls below the minimum acceptable level established in the EVA Plan, then no incentive compensation will be earned, and the executive's annual compensation will consist only of base salary for the year. The Committee intends that an executive's target incentive compensation should be a significant portion of his target total compensation. In the case of the named executives in the Summary Compensation Table, the portion of target total annual compensation represented by target incentive compensation is approximately 40 percent. It is not intended or perceived as a "bonus" but rather as the component of total compensation which is "at risk" as an incentive, dependent on operating performance. For the year ended December 31, 1994, actual incentive compensation for the Named Executive Officers was above target, while for the year ended December 31, 1993, two of the named executives received incentive compensation below target, one at target and two above target. The incentive compensation levels for 1994 reflect the above-target performance of the Corporation as a whole, as well as that of individual operating groups. Incentive compensation for Messrs. Davis, Sissel and Emerson was based entirely on the performance of the Corporation as a whole, while the other named officers' incentive compensation levels were based 80 percent on the performance of their areas of profit responsibility and 20 percent on the performance of the Corporation as a whole.

LONG-TERM INCENTIVE PROGRAM

    The Corporation's long-term incentive program consists of two types of plans, both based upon the performance of Ball Corporation's Common Stock. The first type comprises the several broad-based employee stock option plans designed to encourage employee stock ownership and to recognize and reward employees for their levels of responsibility in building shareholder value. Grants of stock options to employees, including executive officers, are generally made by the Committee after considering the recommendation of the Chief Executive Officer, based primarily on the level of the employee's position within the Corporation, taking into account the number of outstanding and previously granted options. Stock options granted to the Chief Executive Officer are determined by the Committee in relation to grant levels of other executive officers within the Corporation and a subjective evaluation of his past and expected performance as well as the number of outstanding and previously granted options. As the stock option plans are long term in nature, grants are determined independently of the shorter-term EVA Plan.

    The second part of the Corporation's long-term incentive program is the Long-Term Cash Incentive Plan adopted by the Corporation's Board of Directors in 1994. This plan is limited in its participation to selected key executives, including Messrs. Sissel, Lincoln, Hicks, Sheldon and Emerson, who contribute and are expected to continue to contribute materially to the success of Ball Corporation and its subsidiaries through their leadership skills, vision and dedication. The plan provides cash awards on the basis of Ball's total return performance, i.e., stock price appreciation plus dividends, relative to targets predetermined by the Committee, over three-year performance cycles which begin at the start of each calendar year. The first two cycles, however, are of shorter duration in the start-up phase of this plan. The first opportunity for payout under this plan will be based on the period August 1, 1994, through December 31, 1995, and therefore no compensation under this plan is reported in the accompanying Summary Compensation Table.

    Under present circumstances, the Committee believes that the compensation program described above will not result in compensation for any of the Corporation's executives in excess of the one million dollar federal income tax deduction cap applicable for years beginning January 1, 1994.

OTHER EXECUTIVE COMPENSATION ARRANGEMENTS

    As shown in the accompanying Summary Compensation Table, Mr. Davis occupied the position of President and Chief Executive Officer until May 11, 1994, at which time he retired from the Corporation. In view of Mr. Davis' many years of service, his contributions as President and Chief Executive Officer, and his agreement to assist the Corporation in the transition, the Board of Directors entered into a retirement agreement with Mr. Davis on June 17, 1994, more fully described under Termination of Employment and Change in Control Arrangements.

    The Committee further determined that, with the election of Mr. Sissel as Acting President and Chief Executive Officer, a salary increase would be provided for him to be effective during the period in which he serves in such capacity. The Committee subsequently awarded Mr. Sissel a supplemental bonus for the additional responsibilities he assumed and for the Corporation's performance in 1994. He was also awarded additional stock options for 15,000 shares of the Corporation's Common Stock concurrent with his election to the acting position.

    The foregoing report has been furnished by the following directors and members of the Human Resources Committee:

       W. Thomas Stephens, Chairman
       John T. Hackett
       Delbert C. Staley
       William P. Stiritz

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in Ball Corporation's cumulative total shareholder return on its Common Stock with the cumulative total return of the S&P Composite 500 Stock Index and a peer group of companies selected for the period of five years commencing January 1, 1989, and ending December 31, 1994.

     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG BALL CORPORATION
            COMMON, S&P COMPOSITE 500 AND SELECTED PEER ISSUER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           BALL CORP.    S&P 500    PEER GROUP
1989               100        100           100
1990                83         97            87
1991               122        126           111
1992               118        136           125
1993               119        150           150
1994               127        152           149

    The Peer Issuer Group was selected from among manufacturing firms having similarities in the following criteria:

        - Size (total employment and sales)

        - Capital structure (similar debt/equity ratios)

        - Customer base (companies selling to other companies rather than directly to the consumer)

        - Market orientation (primarily domestic with some international)

        - Employee demographics (companies with long-service employees with ages similar to Ball Corporation employees)

    Companies included in the Peer Issuer Group in addition to Ball Corporation are: Arvin Industries, Inc.; Cummins Engine Company, Inc.; Eaton Corporation; GenCorp Inc.; General Signal Corporation; Harsco Corp.; Illinois Tool Works, Inc.; Maytag Corporation; Parker-Hannifin Corp.; Sequa Corporation; The Stanley Works; Sundstrand Corporation; and Tyco Laboratories, Inc.

          RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS AND CERTAIN
                  OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

    During 1994, Price Waterhouse rendered audit and non-audit services to the Corporation. Audit services included examinations of the consolidated financial statements and statutory financial statements required to be filed; reviews of quarterly financial data and filings with the Securities and Exchange Commission; and consultations relating to the application of generally accepted accounting principles to transactions into which the Corporation has entered. Non-audit services included advice and consultations relating to acquisitions and dispositions then being considered by the Corporation. It is the policy of the Audit Committee of the Board of Directors to approve in advance the engagement of Price Waterhouse for all audit and, except for minor assignments, non-audit services. Representatives of Price Waterhouse are expected to be present at the Annual Meeting of Shareholders and to be available to respond to appropriate questions and to make a statement if they so desire.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The   Board  of  Directors   recommends  that  the   shareholders  vote  for
ratification of the appointment of Price Waterhouse as independent public accountants for 1995. If the appointment of Price Waterhouse is not ratified by the shareholders, the Audit Committee will select another firm of independent public accountants for 1995.

                         SOLICITATION AND OTHER MATTERS

    The cost of soliciting proxies will be paid by the Corporation. In addition to solicitations by mail, some directors, officers and regular employees of the Corporation, without extra remuneration, may conduct solicitations by telephone, facsimile and personal interview. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of Common Stock. In addition, the Corporation has engaged Beacon Hill Partners, Inc., to assist it in the solicitation of proxies, for a fee of approximately $3,000, plus out-of-pocket expenses.

    As of the date of this Proxy Statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. However, persons named in the accompanying form of proxy shall have authority to vote such proxy as to any other matters which do properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

                                              By Order of the Board of Directors

                                                           George A. Sissel
                                                          CORPORATE SECRETARY

March 20, 1995
Muncie, Indiana

BALL CORPORATION                                   PROXY/VOTING INSTRUCTION CARD
345 SOUTH HIGH STREET, MUNCIE, INDIANA 47305
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

P THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 26, 1995.
R
     The undersigned hereby appoints Edmund F. Ball, John W. Fisher and Alvin
O Owsley and each or any of them as Proxies, with full power of substitution, to vote all shares of Ball Corporation Common Stock entitled to be voted by
X the undersigned for the election of directors and on Proposal 2 referred to on the reverse side of this Proxy Card and described in the Proxy
Y Statement, and on any other business as properly may come before the Annual Meeting of Shareholders on Wednesday, April 26, 1995, or any adjournment thereof.


     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.



     Election of three Directors. Nominees are:
     Frank A. Bracken, John F. Lehman and George A. Sissel


            YOU ARE ENCOURAGED TO SPECIFY YOUR VOTES BY MARKING THE
                     APPROPRIATE BOXES ON THE REVERSE SIDE.


               PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS 1 AND 2.

- --------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
- --------------------------------------------------------------------------------


1.   Election of Directors.
     For       Withhold authority for all Nominees
     / /                      / /                      To withhold authority to
                                                       vote for any specific
                                                       nominee(s), mark the
                                                       "FOR" boxand write the
                                                       name of each such nominee
                                                       for whom you are
                                                       withholding authority to
                                                       vote on the line provided
                                                       below.

     ------------------------------------------------

2.   Proposal to approve the appointment of Price      For    Against   Abstain
     Waterhouse as the independent public              / /      / /       / /
     accountants of the Corporation.

3.   In their discretion, the proxies are authorized   For    Against   Abstain
     to vote upon such other business as properly      / /      / /       / /
     may come before the meeting.


Shareholder name and address

Please sign exactly as name appears at left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


- --------------------------------------------------


- --------------------------------------------------
Signature(s)                                  Date